FormCap Corporation
50 West Liberty Street, Suite 880
Reno, Nevada 89501 USA

Email: info@formcapcorp.com
Tel: 888-777-8777
Fax: 888-320-9401

FORMCAP ANNOUNCES ADVISORY BOARD MEMBER AND OPERATOR
(Norman Mackenzie Joins FRMC as Technical Advisor and Operator)

For Immediate Release

October 22, 2013 – Reno, NV – FormCap Corp. (“FormCap” or “the Company”) (OTCQB: FRMC) today announced that Mr. Norman Mackenzie has joined the Advisory Board and will oversee operations on behalf of the Company, mainly the acquisition and drilling targets.

Norman Mackenzie has 40 years of experience in the oil and gas industry and was one of the founders of C&C Energy Canada Ltd. (subsequently known as C&C Energia Ltd., which traded on the TSX under symbol CZE-T). He served as Chairman and Director of C&C Energy Canada Ltd. from its inception in 2005 to the closing of the IPO in 2010 and remained a Director of C&C Energia ltd. until July 2012. More recently he was Chairman and CEO of Terra Nova Energy, a public exploration and development company from early 2012 until January 2013. He was President and CEO of Raptor Capital Corporation, a public exploration and development company, from 1997 to 2005. In 1990 he was a founder of Scimitar Hydrocarbons Ltd., a public exploration and development company, where he served as Chairman from 1990 to 1995 and as a Director until the company merged with Rally Energy Ltd. in 2002. Norman Mackenzie received a B.A. in Economics and Law from The University of Cape Town in South Africa in 1969.

Graham Douglas, CEO of FormCap stated: “FormCap welcomes Mr. Mackenzie and is excited to have an advisor with experience and the unique skills he has demonstrated over the past years in the oil and gas industry particularly in the area of initial exploration and development startups.

FormCap is developing Prospects in Cowley County, Kansas where significant quantities of oil and gas have been discovered and produced in recent years. The prospects for oil production are excellent with multi-zone potential for both vertical and horizontal development. In addition to the Mississippian, zones producing in this area include the Layton, Lansing-Kansas City, Bartlesville, Stalnaker and the Arbuckle. Reservoir properties are excellent with good porosity and permeability in thicker accumulations of hydrocarbons. Total depths of approximately 4,000 feet provide drilling time of approximately seven (7) days with completed wells costing about $500,000 per vertical well.

FormCap is actively engaged in identifying, financing and development oil and gas energy resource properties in North America, including the development of the Cowley County, Kansas, Mississippi Prospect in Kansas. FormCap continues to review additional resource properties that combine positive elements of short-term exploration and development costs with high potential for long-term success and financial return.

Additional information regarding Mr. Norman Mackenzie can be found at the Company website: www.formcapcorp.com

On behalf of the Board of Directors,
FormCap Corp. (OTCQB: FRMC)

Signed: ‘Graham Douglas’

Graham Douglas, CEO
FormCap Corp.
50 West Liberty Street, Suite 880
Reno, NV 89501
T: +1(775) 285-5775
F: +1(775) 285-5776
info@formcapcorp.com

Forward-Looking Information

This press release contains certain “forward-looking information”. All statements, other than statements of historical fact, that address activities, events or development that the Company believes, expects or anticipates will or may occur in the future constitute forward-looking information. This forward-looking information reflects the current expectations or beliefs of the company based on information currently available to the Company. Forward-looking information is subject to a number of significant risks and uncertainties and other factors that may cause the actual results of the Company to differ materially from those discussed in the forward-looking information, and even if such actual results are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on the Company. Factors that could cause actual results or events to differ materially from current expectations include, but are not limited to, the possibility of unanticipated costs and expenses. Any forward-looking information speaks only as of the date on which it is made and, except as may be required by applicable securities laws, the company disclaims any intent or obligation to update any forward-looking information whether as a result of new information, future events or results or otherwise. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein.